Exhibit 99.1

10050 Crosstown Circle, Suite 500, Eden Prairie, MN  55344

DATALINK REPORTS 2015 FOURTH QUARTER AND TWELVE MONTH OPERATING RESULTS

Fourth Quarter and Twelve Month Revenues Up 12% and 21% Year-Over-Year, Respectively;

Professional Services Revenues Increased 28% to 9% of Total Revenues in 2015

EDEN PRAIRIE, Minn., February 24, 2016 — Datalink (Nasdaq: DTLK), a leading provider of IT services and solutions, today reported results for its fourth quarter and twelve months that ended December 31, 2015.  Financial results for both reporting periods include the results of operations from the acquisition of Bear Data Solutions, which closed on October 19, 2014.

Revenues for the quarter ended December 31, 2015 increased 12% to $208.8 million compared to $186.4 million for the quarter ended December 31, 2014, and increased 5% over revenues of $198.0 million in the third quarter of 2015.  Revenues for the twelve months ended December 31, 2015, increased 21% to $764.8 million compared to $630.2 million for the twelve months ended December 31, 2014.

The company’s fourth quarter results include a series of additional, low-margin fulfillment orders from one of Datalink’s largest customers totaling approximately $11 million.  Without these orders, revenue growth for the fourth quarter would have been 6%. In addition, without these orders, overall gross margin for the fourth quarter would have increased to approximately 18.3%.

GAAP Results

On a GAAP basis, the company reported net earnings of $2.7 million or $0.12 per diluted share for the fourth quarter ended December 31, 2015.  This compares to net earnings of $4.5 million or $0.20 per diluted share in the fourth quarter of 2014. For the twelve months ended December 31, 2015, the company reported net earnings of $4.7 million or $0.21 per diluted share, compared to net earnings of $11.1 million, or $0.50 per diluted share, for the twelve months ended December 31, 2014.

Non-GAAP Results

Non-GAAP net earnings for the fourth quarter of 2015 were $4.5 million, or $0.20 per diluted share, compared to non-GAAP net earnings of $6.4 million, or $0.28 per diluted share, in the fourth quarter of 2014.  For the twelve months ended December 31, 2015, the company reported non-GAAP net earnings of $12.4 million, or $0.56 per diluted share, compared to non-GAAP net earnings of $16.5 million, or $0.75 per diluted share, for the twelve months ended December 31, 2014.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Highlights of the quarter and twelve months ended December 31, 2015, include:

•                  An 18% year-over-year increase in total services revenues in the twelve months ended December 31, 2015 and a 16% increase in the fourth quarter of 2015 compared to the same periods in 2014, marking continued progress toward the goal of building the company’s higher-margin, business outcome-oriented services.

•                  A 28% year-over-year increase in professional services revenues to a record $67.1 million, increasing the portion of Datalink revenues coming from professional services from 8% in 2014 to 9% in 2015.

•                  A record number of seven-figure contracts awarded to Datalink’s Consulting Services practice, including engagements for large data center consolidation and transformation, infrastructure virtualization, and application and data migration projects.

•                  A 13% year-over-year increase in the number of converged data center infrastructure sales, providing a key building block for other IT initiatives like private clouds where Datalink can offer additional consulting, managed and support services.

•                  A 48% year-over-year increase in twelve-month Cisco revenues, reflecting ongoing growth in the company’s networking products business.

•                  A quadrupling of solid state storage revenues during 2015 — with flash storage now representing 27% of Datalink’s storage sales compared to 6% in 2014 -  yielding lower gross margins than traditional storage but helping to offset continued declines in traditional storage revenues.

•                  Multiple industry recognitions, including a 2015 CRN® Triple Crown Award for achievements in the areas of revenue, growth and certifications.

•                  Fourth-quarter company re-purchase of 600,000 shares of common stock at an average price of $7.74 per share.  Through February 24, 2016, the company has re-purchased a total of 1,229,000 shares at an average price of $7.33 per share.

The company also eliminated approximately $10 million in operating expenses on an annualized basis in 2015 in an expense control initiative announced at the end of the second quarter to deal with ongoing margin erosion. The full impact of that workforce rebalancing will be realized in 2016.

“IT sales today have moved away from three- to five-year technology refresh cycles toward utilizing IT to achieve specific business benefits such as cost management, efficiency improvements, risk mitigation, increased IT security and better user experiences. We have adjusted our sales model accordingly, and the change is helping us navigate the shift in IT spending,” said Paul Lidsky, Datalink’s president and CEO.  “Over time, we expect these changes to offset continued margin pressures caused by growth in our networking and solid state storage business and deliver strong results for our investors.”

Outlook

“Due to the volatility of current IT spending patterns and the recent cautionary comments made by some our larger strategic OEM partners we will not be issuing quarterly guidance for the near future,” stated Paul Lidsky.  “Datalink intends to continue to execute against its strategy to improve upon its position as an IT services and solutions provider.  The company’s long term strategy is focused on supporting its clients’ success at improving operational efficiency, managing costs, and migrating risk via improvements in IT security and compliance.”  For the year ending December 31, 2016, Datalink expects to grow revenues between 4% and 6%, or about 2% and 3% higher than the current industry IT spending estimates of between 2% and 3%.  These estimates exclude approximately $22 million of low margin fulfillment revenues in 2015 that the company will not pursue in 2016.  The decrease in these fulfillment revenues are not expected to have an impact on our earnings as associated costs will also be eliminated. The company will continue to focus on growing Datalink-delivered professional services revenues at a much faster pace by delivering more value added consulting services such as data center relocation, cloud consulting and security assessments. The company expects this continued focus on professional services growth will in turn result in improved earnings.

Conference Call and Webcast Today

Datalink will hold a conference call shortly after 4:00 p.m. Central Time during which time Datalink’s president and chief executive officer, Paul Lidsky, and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (855) 826-6120. Participants will be asked to identify the Datalink conference call and provide the designated identification number (40502959). A live webcast of the conference call can be accessed here or via Datalink’s investor relations website at www.datalink.com.

About Datalink

Datalink is a complete IT services provider that helps companies transform their technology, operations, and service delivery to meet business challenges. Combining extensive experience, a full lifecycle of services and a comprehensive approach to producing IT innovations that empower positive business outcomes, Datalink delivers success across cloud IT transformation, next generation technology, and security. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including (i) anticipated margin pressure and plans to drive profitable growth, (ii) anticipated financial performance for fourth quarter and months ended December 31, 2015 and, (iii) Datalink’s projections of certain anticipated 2016 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2014, including, but not limited to: the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us; the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; customers switching to solid state storage solutions; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; success of the implementation of our enterprise resource planning system; risks associated with integrating completed and future acquisitions (including a failure of anticipated synergies to materialize); the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions, severance costs and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Press

Jill Schmidt

S&S Public Relations, Inc.

Phone: 847-415-9311
Email: jills@sspr.com

DATALINK CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net sales:
Products	$129,717	$117,975	$469,111	$380,631
Services	79,033	68,399	295,654	249,605
Total net sales	208,750	186,374	764,765	630,236

Cost of sales:
Cost of products	107,475	94,395	385,624	300,852
Cost of services	64,366	52,450	235,711	192,557
Total cost of sales	171,841	146,845	621,335	493,409
Gross profit	36,909	39,529	143,430	136,827
Operating expenses:
Sales and marketing	17,054	16,403	69,141	61,877
General and administrative	6,038	6,275	25,784	22,271
Engineering	6,634	7,507	31,104	29,128
Integration and transaction costs	61	626	1,000	626
Amortization of intangibles	1,695	2,346	7,347	6,428
Total operating expenses	31,482	33,157	134,376	120,330
Earnings from operations	5,427	6,372	9,054	16,497
Gain on settlement related to StraTech acquisition	—	877	—	877
Interest income	193	63	434	90
Interest expense	(81)	(75)	(263)	(270)
Other, net	(221)	2	(242)	184
Earnings before income taxes	5,318	7,239	8,983	17,378
Income tax expense	2,580	2,692	4,284	6,297
Net earnings	$2,738	$4,547	$4,699	$11,081

Earnings per common share:
Basic	$0.13	$0.21	$0.21	$0.51
Diluted	$0.12	$0.20	$0.21	$0.50
Weighted average common shares outstanding:
Basic	21,750	21,723	21,941	21,598
Diluted	22,389	22,327	22,364	22,039

DATALINK CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2015	2014

Assets
Current assets
Cash and cash equivalents	$39,397	$27,725
Short-term investments	20,579	22,994
Accounts receivable, net	163,900	171,531
Net working capital receivable from acquisition	—	741
Lease receivable	3,895	2,482
Inventories, net	7,997	5,447
Current deferred customer support contract costs	124,705	106,497
Inventories shipped but not installed	16,616	20,035
Income tax receivable	—	4,194
Other current assets	3,251	3,563
Total current assets	380,340	365,209
Property and equipment, net	7,963	7,244
Goodwill	47,101	47,101
Finite-lived intangibles, net	9,256	16,603
Deferred customer support contract costs, non-current	60,240	58,484
Deferred tax asset	9,177	4,593
Long-term lease receivable	7,017	4,016
Other assets	703	759
Total assets	$521,797	$504,009

Liabilities and Stockholders’ Equity
Current liabilities
Floor plan line of credit	$24,340	$27,656
Accounts payable	73,959	86,266
Lease payable	3,643	2,319
Accrued commissions	3,687	5,334
Accrued sales and use taxes	3,782	4,117
Accrued expenses, other	6,998	7,730
Accrued income tax payable	4,492	—
Customer deposits	4,398	3,325
Current deferred revenue from customer support contracts	151,619	131,061
Other current liabilities	1,050	746
Total current liabilities	277,968	268,554
Deferred revenue from customer support contracts, non-current	72,262	70,663
Long-term lease payable	5,857	3,278
Other liabilities non-current	942	828
Total liabilities	357,029	343,323

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 22,627,322 and 22,876,753 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	23	23
Additional paid-in capital	114,431	115,048
Retained earnings	50,314	45,615
Total stockholders’ equity	164,768	160,686
Total liabilities and stockholders’ equity	$521,797	$504,009

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Earnings from operations on a GAAP basis	$5,427	$6,372	$9,054	$16,497
GAAP operating margin	2.6%	3.4%	1.2%	2.6%

Non-GAAP Adjustments:
Purchase accounting adjustment to StraTech deferred revenue and cost, net	1	26	22	170
Total gross margin adjustments	1	26	22	170

Stock based compensation expense included in sales and marketing	244	405	1,492	1,113
Stock based compensation expense included in general and administrative	331	543	1,405	1,867
Stock based compensation expense included in engineering	511	374	2,454	1,061
Integration and transaction costs	61	626	1,000	626
Amortization of intangible assets	1,695	2,346	7,347	6,428
Total operating expense adjustments	2,842	4,294	13,698	11,095

Non-GAAP earnings from operations	8,270	10,692	22,774	27,762
Non-GAAP operating margin	4.0%	5.7%	3.0%	4.4%

Interest & other income (expense), net	(109)	(10)	(71)	4
Income tax expense impact including Non-GAAP items	3,695	4,326	10,280	11,245

Non-GAAP net earnings	$4,466	$6,356	$12,423	$16,521

Non-GAAP net earnings per share - Basic	$0.21	$0.29	$0.57	$0.76
Non-GAAP net earnings per share - Diluted	$0.20	$0.28	$0.56	$0.75

Shares used in non-GAAP per share calculation - Basic	21,750	21,723	21,941	21,598
Shares used in non-GAAP per share calculation - Diluted	22,389	22,327	22,364	22,039

DATALINK CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Twelve Months Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net earnings	$4,699	$11,081
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in fair value of trading securities	104	5
Provision (benefit) for bad debts	38	(152)
Depreciation	3,222	2,667
Amortization of finite-lived intangibles	7,347	6,428
Gain on settlement related to StraTech acquisition	—	(877)
Deferred income taxes	(4,584)	(1,278)
Stock-based compensation expense	5,351	4,041
Changes in operating assets and liabilities:
Accounts receivable, net and leases receivable	3,920	(30,471)
Inventories	869	(4,587)
Deferred costs/revenues/customer deposits, net	3,267	4,033
Accounts payable and leases payable	(8,404)	13,150
Accrued expenses	(2,714)	(3,588)
Income tax receivable	—	(15,780)
Income tax payable	8,686	—
Other	785	(1,962)
Net cash (used in) provided by operating activities	22,586	(17,290)

Cash flows from investing activities:
Purchases, sales and maturities of trading securities, net	2,311	28,215
Purchases of property and equipment	(3,941)	(2,214)
Payment for acquisition, net of cash acquired	—	(12,707)
Net cash (used in) provided by investing activities	(1,630)	13,294

Cash flows from financing activities:
Net payments under floor plan line of credit	(3,316)	7,679
Repurchase of common stock	(4,817)	—
Excess tax (benefit) from stock compensation	(3)	817
Proceeds from issuance of common stock from option exercise	34	89
Tax withholding payments reimbursed by restricted stock	(1,182)	(1,735)
Net cash (used in) provided by financing activities	(9,284)	6,850

Increase in cash and cash equivalents	11,672	2,854
Cash and cash equivalents, beginning of period	27,725	24,871
Cash and cash equivalents, end of period	$39,397	$27,725

Supplemental cash flow information:
Cash paid for income taxes	$343	$22,579
Cash received for income tax refunds	$95	$99
Cash paid for interest expense	$242	$278